UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2011

SEARS HOLDINGS CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-51217	20-1920798
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Beverly Road Hoffman Estates, Illinois		60179
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (847) 286-2500

(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On January 20, 2011, Sears Holdings Corporation and certain of its subsidiaries entered into a letter of credit facility (the “LC Facility”) with Wells Fargo Bank, National Association (“Wells Fargo”), pursuant to which Wells Fargo may, on a discretionary basis and with no commitment, agree to issue standby letters of credit upon our request in an aggregate amount not to exceed $500 million for general corporate purposes. The letters of credit issued under the LC Facility will be secured by a first priority lien on cash placed on deposit at Wells Fargo pursuant to a pledge and security agreement in an amount equal to 103% of the face value of all issued and outstanding letters of credit. The LC Facility has a term ending on January 20, 2014, unless terminated sooner pursuant to its terms. Wells Fargo may, in its sole discretion, terminate the LC Facility at any time. Letters of credit issued and outstanding prior to the termination date will remain outstanding until their stated maturity, but may not be renewed.

The LC Facility enables us to more cost-effectively obtain letters of credit when surplus cash is available to collateralize the letters of credit. On January 20, 2011, we transferred approximately $150 million of letters of credit originally issued under our domestic revolving credit facility to the LC Facility. We may replace additional letters of credit issued under our domestic revolving credit facility with letters of credit issued under the LC Facility in the future.

The foregoing description of the LC Facility is qualified in its entirety by reference to the actual terms of the LC Facility. A copy of the Uncommitted Letter of Credit Agreement, dated as of January 20, 2011, among Sears Holdings Corporation, Sears Roebuck Acceptance Corp., Sears, Roebuck and Co., Kmart Corporation, and Wells Fargo Bank, National Association, as Issuing Bank, is attached as Exhibit 10.1 to this report and is incorporated by reference into this Item 1.01.

Item 9.01 Financial Statements and Exhibits

The agreement incorporated by reference into this report contains representations and warranties and other agreements and undertakings by us and third parties. These representations and warranties, agreements and undertakings have been made as of specific dates, may be subject to important qualifications and limitations agreed to by the parties to the agreement in connection with negotiating the terms of the agreement, and have been included in the agreement for the purpose of allocating risk between the parties to the agreement rather than to establish matters as facts. Any such representations and warranties, agreements, and undertakings have been made solely for the benefit of the parties to the agreement and should not be relied upon by any other person.

(d)	Exhibits

10.1	Uncommitted Letter of Credit Agreement, dated as of January 20, 2011, among Sears Holdings Corporation, Sears Roebuck Acceptance Corp., Sears, Roebuck and Co., Kmart Corporation, and Wells Fargo Bank, National Association, as Issuing Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEARS HOLDINGS CORPORATION

By:	/s/ William K. Phelan
Name: William K. Phelan
Title: Senior Vice President, Controller and Chief Accounting Officer

Date: January 21, 2011

EXHIBIT INDEX

*10.1	Uncommitted Letter of Credit Agreement, dated as of January 20, 2011, among Sears Holdings Corporation, Sears Roebuck Acceptance Corp., Sears, Roebuck and Co., Kmart Corporation, and Wells Fargo Bank, National Association, as Issuing Bank

*	Filed herewith. Portions of Exhibit 10.1 have been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.